UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 25, 2008 (September 23, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway Brea, California	92821

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code)    (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Interim President
     On September 23, 2008, the Boards of Directors of Fremont General Corporation (the “Company”), and its indirect wholly-owned subsidiary, Fremont Reorganizing Corporation (formerly known as Fremont Investment & Loan) (“FRC”), approved the appointment of Richard A. Sanchez as Interim President, which will be effective as of October 1, 2008. Mr. Sanchez was recently appointed as Interim Chief Executive Officer for the Company and FRC, also effective October 1, 2008.
     Mr Sanchez, age 51, has served as Executive Vice President and Chief Administrative Officer of the Company since November 2007 and as the Executive Vice President and Chief Administrative Officer of FRC since December 2007. Prior to his positions with the Company and FRC, Mr. Sanchez served as both a bank executive and banking regulator. From 2002 through 2006, he served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for CCBI and CCB and was a director of both for the one-year period preceding CCBI’s sale to Washington Mutual, Inc. Mr. Sanchez was responsible for corporate risk management and government relations, as well as policy development and review. From 1993 to 2002, Mr. Sanchez was Deputy Regional Director for the Western regional office of the Office of Thrift Supervision (“OTS”). Mr. Sanchez spent the ten previous years at the OTS or its predecessor agency in various capacities, which included assistant director with supervisory responsibilities for both problem institutions and large institution groups.
(e) Amendment to the Employment Agreement of Mr. Sanchez
     On September 24, 2008, the Company and FRC entered into an Amendment to Employment Agreement, to be effective October 1, 2008 (the “Amendment”), with Richard A. Sanchez, as the Interim President and Interim Chief Executive Officer. The Amendment revises the Employment Agreement, dated November 9, 2007 (the “Sanchez Employment Agreement”), to reflect Mr. Sanchez’s new titles of Interim President and Interim Chief Executive Officer, his expanded duties and responsibilities, and an increase in his annual base salary from $500,000 to $600,000. The changes to be implemented pursuant to the Amendment were approved by the United States Bankruptcy Court for the Central District of California pursuant to a Stipulation entered on September 15, 2008. For further information, reference is made to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 23, 2008, the Board of Directors of Fremont General Corporation (the “Company”) approved an amendment and restatement of the following sections of the Company’s Amended and Restated Bylaws (“Bylaws”):
     Article III, Section 8 of the Bylaws provides for special meetings of the Board of Directors as well as the notice requirements for such meetings. The amendment clarifies that such notice may be delivered to the members of the Company’s Board of Directors via electronic mail or by any other form of electronic transmission. This amendment was effective immediately upon approval by the Board of Directors.
     Article V of the Bylaws sets forth the officers of the Company and generally describes their duties, roles and responsibilities. The amendments to Article V of the Bylaws, which are effective October 1, 2008, revise the descriptions for “Chief Executive Officer” and “President” to reflect the Company’s current management structure, and clarify that the positions of “Chairman of the Board” and “Vice Chairman” as of such date are not officers of the Company but rather non-employee positions on the Company’s Board of Directors.
     The description of the amendments to the Bylaws contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of such amendments, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 3.2	Amendments to the Bylaws
Exhibit 10.1	Amendment to Employment Agreement, dated September 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: September 25, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 3.2	Amendments to the Bylaws
Exhibit 10.1	Amendment to Employment Agreement, dated September 24, 2008